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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): November 30, 2000
                                                 ------------------



                          Career Education Corporation
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-23245                 36-3932190
         --------                      -------                 ----------
(State or Other Jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)


    2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL       60195
    --------------------------------------------------------       -----
            (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code (847) 781-3600
                                                          --------------

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Item 5. Other Events.

On October 24, 2000 EduTrek International, Inc. and the Registrant entered into a merger agreement. On November 30, 2000, EduTrek and the Registrant signed a Ninth Amendment to the Credit Agreement with First Union National Bank, attached as Exhibit 99.1, which extends the maturity of all obligations under the credit facility (previously totaling approximately $14.35 million) to April 30, 2001. In addition First Union will provide an additional $1.5 million in availability to be used for marketing and other approved expenses. The repayment of the additional $1.5 million is guaranteed by the Registrant and secured by a letter of credit in the same amount posted by the Registrant. Draws under this loan require the Registrant's consent. One of EduTrek's lenders assigned its $5.0 million promissory note to the Registrant in exchange for $5.0 million plus accrued interest. This promissory note was due November 30, 2000 and was has now been extended to April 30, 2001. In connection with the purchase and modification of this note, the Registrant received an Amended and Restated Promissory Note, attached as Exhibit 99.2, entered into an Assignment Agreement, attached as Exhibit 99.3, and a Note Modification Agreement, attached as Exhibit
99.4. The information contained in Exhibits 99.1, 99.2, 99.3 and 99.4 are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Ninth Amendment to Credit Agreement and Waver dated November 30, 2000 between First Union National Bank, EduTrek and EduTrek's guarantors

          99.2 Amended and Restated Promissory Note dated November 30, 2000 payable by EduTrek to the Registrant

          99.3 Assignment Agreement dated November 30, 2000 between Sylvan Learning Systems, Inc. and the Registrant

          99.4 Note Modification Agreement dated November 30, 2000 between the Registrant, EduTrek and EduTrek's subsidiaries

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CAREER EDUCATION CORPORATION

                                 By:  /s/ John M. Larson
                                    ----------------------------------------
                                      John M. Larson
                                      Chairman of the Board, President and Chief
                                      Executive Officer



Dated: December 1, 2000